                                                                    Exhibit 3.1

                        AMENDED AND RESTATED CERTIFICATE

                                       OF

                                 INCORPORATION

                                       OF

                                  DISCAS, INC.

         The undersigned, being the president of Discas, Inc. (The "Corporation") hereby certifies as follows:

         1. The Certificate of Incorporation of the Corporation as originally filed with the Secretary of State on the 11th day of December, 1985 is amended and restated pursuant to Sections 242 and 245 of the Delaware General Corporation Law to read as follows:

            FIRST: The name of the Corporation is Discas, Inc.

            SECOND: The Certificate of Incorporation was originally filed with the Secretary of State on the 11th day of December, 1985. The address of the Corporation's registered office in the State of Delaware is 410 South State Street, Dover, County of Kent, Delaware. The registered agent in charge thereof is Corporate Filing Service, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The total number of shares that this Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

            There shall be no preemptive rights with respect to the Corporation's shares of stock. The following is a further statement of the designations and the powers, preferences and rights, and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions granted to or imposed upon the respective classes of shares of capital stock of the Corporation or the holders thereof.

         COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as maybe designated by the Board of Directors upon any issuance of the Preferred Stock of any series.


         2. Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights or restrictions of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential rights of any then outstanding Preferred Stock.

         PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for herein or by law.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

            FIFTH: The Corporation is to have perpetual existence.

            SIXTH: The number of directors which shall constitute the entire Board of Directors shall be as set forth in the by-laws of the Corporation. The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

            SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            TENTH: The Corporation shall have authority to indemnify its officers, directors, agents and such other parties to the full extent permitted by Delaware law.

         2. The foregoing Amended and Restated Certificate of Incorporation of the Corporation have been duly approved and adopted by the board of directors and the shareholders of the Corporation in accordance with Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, I hereunto set my hand this 1st day of February, 1997 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein as true.


                                            /s/ Patrick A. DePaolo
                                            ----------------------
                                            Patrick A. DePaolo, President